UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 22, 2005 (December 21, 2005)

Date of Report (Date of earliest event reported)

Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West

Bradenton, Florida 34205

(Address of principal executive offices and zip code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On December 21, 2005, AIG Risk Management, Inc., acting on behalf of member insurance companies of American International Group, Inc. (“AIG”), renewed its workers’ compensation program and related policies with Gevity HR, Inc. (the “Company”) effective January 1, 2006 for a one-year term. The renewal is on similar terms as the Company’s 2005 workers’ compensation program with AIG with a reduction in monthly premium payments required to cover claims liabilities in the $2.0 million per-occurrence deductible layer from an annual amount of $100.0 million in 2005 to an annual amount of $90.0 million in 2006.

In addition, through a new reinsurance arrangement, the Company has reduced its 2006 per-occurrence deductible from $2.0 million to $500,000. This is compared to a reinsurance arrangement for the 2005 workers’ compensation program year that reduced the per-occurrence deductible from $2.0 million to $750,000. The Company believes the lower per-occurrence deductible will provide a reduction in its potential exposure to insurance-related costs.

Gevity intends to file a redacted copy of the AIG agreement in its next periodic report along with a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2005

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols
Name: Gregory M. Nichols
Title: Senior Vice President and General Counsel